UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2155 Park Blvd., Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 272-6138

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a New Director.

On July 14, 2022, our board of directors elected Lisa Kelly-Croswell to serve on our board effective July 18, 2022, until her successor is elected and qualified, or sooner in the event of her death, resignation or removal. Ms. Kelly-Croswell joins the Class III of directors whose term expires at our 2024 Annual Meeting of Stockholders. Our board of directors has determined that Ms. Kelly-Croswell meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended.

Ms. Kelly-Croswell will be entitled to receive compensation in accordance with our Non-Employee Director Compensation Policy, which is generally described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 28, 2022. Ms. Kelly-Croswell also will enter into our standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Kelly-Croswell and any other persons pursuant to which she was elected as a member of our board of directors. There are no family relationships between Ms. Kelly-Croswell and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer. Ms. Kelly-Croswell is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.
Dated: July 18, 2022

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer